Exhibit 99.6


                                                      Swiss Re

                                                      Swiss Reinsurance Company
                                                      Mythenquai 50/60
                                                      P.O. Box
                                                      8022 Zurich
                                                      Switzerland
                                                      Telephone 043 285 2121
                                                      Fax 043 285 2999
                                                      www.swissre.com

                                                      September 25, 2006




                                    Guarantee

To: The Bank of New York, not in its individual or corporate capacity but solely as Swap Contract Administrator (the "Beneficiary"), for CWABS, Inc. Asset-Backed Certificates Series 2006-17 Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, (the "Rated Security")

1. The undersigned, SWISS REINSURANCE COMPANY, a Swiss company (the "Guarantor"), hereby absolutely and unconditionally guarantees the prompt payment as and when due of all obligations of its indirect, wholly-owned subsidiary SWISS RE FINANCIAL PRODUCTS CORPORATION, a Delaware corporation ("THE GUARANTEED SUBSIDIARY") under, in connection with or ancillary to an ISDA Master Agreement dated as of September 25, 2006 between the Beneficiary and the GUARANTEED SUBSIDIARY as amended or restated from time to time (the "Agreements") which support the issuance of the Rated Security. In this Guarantee these obligations are referred to as the "Guaranteed Obligations". This Guarantee is given solely for the benefit of, and is enforceable only by, the Beneficiary or any trustee as assignee of the Beneficiary to which this Guarantee has been validly assigned in accordance with applicable law and who is acting as trustee for the investors in the Rated Securities.

2. This Guarantee constitutes a Guarantee of payment and not of collection and is not conditional or contingent upon any attempts to collect from, or pursue or exhaust any rights or remedies against, THE GUARANTEED SUBSIDIARY. A demand for payment hereunder may at the Beneficiary's option be made in writing addressed to the Chief Financial Officer of the Guarantor. This Guarantee is not however dependent in any way on the manner of the demand for payment. Delay in making a claim will not affect the Guarantor's obligations under this Guarantee unless the relevant legal limitation period has expired.

                                                               Swiss Re


3. This Guarantee constitutes, and is intended by the Guarantor to constitute, an unlimited non-accessory undertaking (,,unbeschrankte, nicht akzessorische Verpflichtung") within the meaning of Article 111 of the Swiss Code of Obligations (,CO`) and is not a mere surety (,,Burgschaft") within the meaning of Article 492 et seq of the CO.

4. Notwithstanding any reference to the obligations of THE GUARANTEED SUBSIDIARY, the Guarantor's obligations under this Guarantee are its absolute and independent obligations as a primary obligor. Payment of a claim hereunder is required as soon as the Guaranteed Obligations are due and payable.

5. To the extent that any event or circumstance would give rise to any legal or equitable discharge, defence or other rights of the Guarantor under this Guarantee, but which event or circumstance would not give rise to any discharge, defence or other rights of THE GUARANTEED SUBSIDIARY under the Agreements, the Guarantor hereby fully waives, subject to paragraph 7 below, such discharge, defence, or other rights and the Guarantor's liability hereunder shall continue as if such event or circumstance had not arisen.

6. The Guarantor further agrees, subject to paragraph 7 below, that to the extent that any event or circumstance gives rise to any legal or equitable discharge, defence or other rights available to both the Guarantor under the Guarantee and THE GUARANTEED SUBSIDIARY under the Agreements, the Guarantor hereby agrees to waive such discharge, defense or other rights against the Beneficiary, until such time as all the Guaranteed Obligations in relation to the same event or circumstance have been fully met as required to protect investors in the Rated Securities.

7. Notwithstanding any other provision of this Guarantee, the Guarantor will have the right, prior to making any payment under this Guarantee, to (a) assert such rights of offset as are set forth in the Agreements to the extent that such rights relate to amounts due and payable by the Beneficiary to THE GUARANTEED SUBSIDIARY and not to amounts which are subject to dispute; and (b) defend manifestly fraudulent claims under this Guarantee made by the Beneficiary.

8. This Guarantee will continue in full force and effect in relation to all Guaranteed Obligations until all the Guaranteed Obligations have been satisfied in full. For the avoidance of doubt, all Guaranteed Obligations entered into by THE GUARANTEED SUBSIDIARY during the term of this Guarantee shall be honoured in accordance with this Guarantee and shall be binding on the Guarantor and its successors and assigns. This Guarantee may be amended only as necessary to reflect changes to the Guaranteed Obligations which are validly agreed to by the Beneficiary (or the trustee as assignee of the Beneficiary) in accordance with the terms of the Rated Securities, including any requirement to obtain the consent of some or all of the investors in the Rated Securities.

9. If any payment by THE GUARANTEED SUBSIDIARY is avoided, recaptured or reduced as a result of insolvency or any similar event affecting creditors rights generally having occurred in respect of THE GUARANTEED SUBSIDIARY, the Guarantor`s liability under this Guarantee shall continue as if the avoided, recaptured or reduced payment had not occurred.

                                                               Swiss Re

10. Upon payment by the Guarantor to the Beneficiary of any amount due under this Guarantee, the Guarantor shall be entitled to require the assignment to it of the rights of the Beneficiary against THE GUARANTEED SUBSIDIARY to the extent satisfied by such payment, and the Beneficiary will take at the Guarantor's expense such steps as the Guarantor may reasonably require to implement such assignment. The Guarantor shall not exercise any rights against THE GUARANTEED SUBSIDIARY which it may acquire in consequence of such payment and assignment unless and until all the Guaranteed Obligations to the Beneficiary shall have been paid in full.

11. This Guarantee is governed and will be construed in accordance with Swiss law. The exclusive place of jurisdiction for any legal proceeding hereunder shall be Zurich, Switzerland.


IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed in its name as of the 25th day of September, 2006.



                        SWISS REINSURANCE COMPANY

                       /s/ Andre Pfanner              /s/ Urs Bucher
                       -------------------            -------------------

                        Andre Pfanner                  Urs Bucher
                        Member of Senior               Member of Senior
                        Management                     Management

The Bank of New York, not in its individual
or corporate capacity but solely as Swap
Contract Administrator (the "Beneficiary"),
for CWABS, Inc. Asset-Backed Certificates
Series 2006-17, issuer of the Class 1-A,             Swiss Reinsurance Company
Class 2-A-1, Class 2-A-2, Class 2-A-3, Class         Mythenquai 50/60
M-1, Class M-2, Class M-3, Class M-4, Class          P.O. Box
M-5, Class M-6, Class M-7, Class M-8, Class          8022 Zurich
M-9 and Class B Certificates (the "Rated             Switzerland
Security")                                           Telephone 043 285 2121
                                                     Fax 043 285 2999



                                                     25 September 2006


Guarantee by Swiss Reinsurance Company dated 25 September 2006 of Guaranteed Obligations of Swiss Re Financial Products Corporation in connection with an ISDA Master Agreement dated as of 25 September 2006 between the Beneficiary and Swiss Re Financial Products Corporation


Dear Sirs


I am Legal Counsel of Swiss Reinsurance Company ("Swiss Re") and have acted as Swiss counsel in connection with the Guarantee by Swiss Re dated 25 September 2006 (the "Guarantee") of all obligations of its indirect, wholly-owned subsidiary Swiss Re Financial Products Corporation, a Delaware corporation (the "Guaranteed Subsidiary") under, in connection with or ancillary to the ISDA Master Agreement, dated as of 25 September 2006, between the Beneficiary and the Guaranteed Subsidiary as amended or restated from time to time (the "Agreement") which support the issuance of the "Rated Security". In this Guarantee these obligations are referred to as the "Guaranteed Obligations". The Guarantee has been given for the sole benefit of, and shall only be enforceable by, the Beneficiary or, upon assignment, by a trustee which is acting for the investors of the Rated Security.

As such legal adviser, I have been asked by Swiss Re to render a legal opinion to you on certain matters of Swiss law relating to the Guarantee.

For the purpose of this opinion I have examined a copy of the Guarantee as attached to this opinion, and I have reviewed such matters of Swiss law and examined such other corporate documents of Swiss Re as I considered necessary for this opinion.

Based upon the foregoing and subject to the qualifications stated below, I am of the following opinion, limited in all respects to the law of Switzerland as at the date hereof:

1. Swiss Re is a company limited by shares, duly organized and validly existing under the law of Switzerland, with legal domicile in Zurich, Switzerland.

2. Swiss Re has the corporate power and authority to issue the Guarantee for Guaranteed Obligations of the Guaranteed Subsidiary and to perform its obligations thereunder.

3. Swiss Re has taken all necessary corporate action to authorize the execution and delivery of the Guarantee and the performance of its obligations thereunder.

4. The Guarantee constitutes legal, valid and binding obligations of Swiss Re in favour of the Beneficiary or (assuming the assignment to be valid under applicable law) in favour of the trustee who is acting for the benefit of the investors of the Rated Security.

5. The Guarantee has been duly executed by Swiss Re and is in proper form for enforcement against Swiss Re and its properties in Switzerland.

6. The execution and delivery by Swiss Re of the Guarantee, and its performance of its obligations under the Guarantee, do not violate or conflict with (i) any provision of its Articles of Association, or (ii) any law, rule, or regulation in Switzerland applicable to it.

7. No authorization, exemption, action or approval by, notice to or filing, recordation or registration with, any governmental or other authority in Switzerland is required to have been obtained or made by Swiss Re with respect to the execution, delivery and performance of its obligations under the Guarantee.

8. Swiss Re will not be required to make any deduction for Swiss withholding tax from any payment under the Guarantee.

9. The obligations of Swiss Re under the Guarantee constitute direct, unconditional and general obligations of Swiss Re ranking at least pari passu in priority of payment with all unsecured obligations of Swiss Re which are not preferred by applicable law.

10. The courts of the Canton of Zurich, Switzerland, have jurisdiction in any litigation brought against Swiss Re by the Beneficiary in respect of claims made under the Guarantee.

This opinion is subject to the following qualifications:

a) The obligations of Swiss Re under the Guarantee may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium, creditors' preference, statute of limitations or similar laws relating to or affecting the rights of creditors generally.

b) The obligations of Swiss Re under the Guarantee may further be limited by the application of general principles of law or equity such as (without limitation) abuse of law or Swiss public policy in connection with the claim made under the Guarantee, actual payment by or absence of a Guaranteed Obligation of the Guaranteed Subsidiary, release of the payment obligation of the Guaranteed Subsidiary by its obligee, and manifest fraud.

c) Specific performance of the Guaranteed Obligations by the Guarantor (other than for the payment of money) may not in all instances be available but only damages upon proof of the damage suffered.

d) Art. 111 of the Swiss Code of Obligations which governs the substantive legal aspects of the Guarantee is a very general provision of Swiss law and is further specified to a significant extent by decisions of the Swiss Federal Court on which this opinion relies. No assurance can be given that future decisions of the Swiss Federal Court may not have a material impact on the statements made in this opinion.

This opinion is addressed to you and is for the sole benefit of you. It may not be relied upon, transmitted to or filed with any other person, firm, company or institution without my express written consent. It can be released to Fitch Ratings Ltd., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services and to their respective advisers for the purposes of information only, since we understand that each of them wishes to know that this opinion has been given and to be made aware of its terms. However, none of Fitch Ratings Ltd., Moody's Investors Service, Inc. nor Standard & Poor's Ratings Services, nor their respective advisers, may rely on this opinion for their own benefit or for that of any other person.

Very sincerely yours,



By: /s/ Werner Wicki
    --------------------
Name:   Werner Wicki
Title:   Authorized Signatory


Enclosure mentioned